Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of MPLX GP LLC, a Delaware limited liability company and general partner of MPLX LP, a Delaware limited partnership (the “Registrant”), does hereby constitute and appoint Gary R. Heminger, Pamela K.M. Beall and C. Kristopher Hagedorn, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of common units representing limited partnership interests of the Registrant issuable in connection with the MPLX LP 2018 Incentive Compensation Plan (or any amendments, restatements or supplements thereto after the date hereof), (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute. This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 28th day of February, 2018.

/s/ Gary R. Heminger	/s/ Pamela K.M. Beall
Gary R. Heminger Chairman of the Board and Chief Executive Officer of MPLX GP LLC	Pamela K.M. Beall Director, Executive Vice President and Chief Financial Officer of MPLX GP LLC
/s/ C. Kristopher Hagedorn	/s/ Michael J. Hennigan
C. Kristopher Hagedorn Vice President and Controller of MPLX GP LLC	Michael J. Hennigan Director and President of MPLX GP LLC
/s/ Michael L. Beatty	/s/ David A. Daberko
Michael L. Beatty Director of MPLX GP LLC	David A. Daberko Director of MPLX GP LLC

/s/ Timothy T. Griffith	/s/ Christopher A. Helms
Timothy T. Griffith Director of MPLX GP LLC	Christopher A. Helms Director of MPLX GP LLC

/s/ Garry L. Peiffer	/s/ Dan D. Sandman
Garry L. Peiffer Director of MPLX GP LLC	Dan D. Sandman Director of MPLX GP LLC

/s/ Frank M. Semple	/s/ John P. Surma
Frank M. Semple Director of MPLX GP LLC	John P. Surma Director of MPLX GP LLC

/s/ Donald C. Templin
Donald C. Templin Director of MPLX GP LLC